                                                                     EXHIBIT 4.9

                               OMNIBUS INSTRUMENT

      WHEREAS, the parties named herein desire to enter into certain Program Documents contained herein, each such document dated as of this - day of -, 2004, relating to the issuance by ING USA Global Funding Trust - (the "Trust") of Notes to investors under ING USA's secured notes program;

      WHEREAS, the Trust is a trust and will be organized under and its activities will be governed by the provisions of the Trust Agreement (set forth in Section A of this Omnibus Instrument), dated as of the date of the Pricing Supplement (attached to this Omnibus Instrument as Exhibit C) (the "Pricing Supplement"), by and between the parties thereto indicated in Section E herein;

      WHEREAS, certain expense and indemnification arrangements between ING USA and the Trustee, on behalf of itself and on behalf of the Trust, are governed pursuant to the provisions of the Expense and Indemnity Agreement dated as of -, by and between ING USA and the Trustee;

      WHEREAS, certain licensing arrangements between the Trust and ING Groep N.V. will be governed pursuant to the provisions of the License Agreement;

      WHEREAS, certain custodial arrangements of the Funding Agreement will be governed pursuant to the provisions of the Custodial Agreement (the "Custodial Agreement") dated as of ? by and among U.S. Bank National Association, acting as custodian (the "Custodian"), the Indenture Trustee and the Trustee, on behalf of the Trust;

      WHEREAS, the Notes will be issued pursuant to the Indenture (set forth in Section B of this Omnibus Instrument), dated as of the Original Issue Date, by and between the parties thereto indicated in Section E herein;

      WHEREAS, the sale of the Notes will be governed by the Terms Agreement (set forth in Section C of this Omnibus Instrument), dated the date of the Pricing Supplement, by and among the parties thereto indicated in Section E herein; and

      WHEREAS, certain agreements relating to the Notes and the Funding Agreement are set forth in the Coordination Agreement (set forth in Section D of this Omnibus Instrument), dated as of the date of the Pricing Supplement, by and among the parties thereto indicated in Section E herein.

      All capitalized terms used herein and not otherwise defined will have the meanings set forth in the Indenture.

                  [Remainder of Page Left Intentionally Blank]

                                   SECTION A

                                TRUST AGREEMENT

      This TRUST AGREEMENT (this "Trust Agreement"), dated as of the date of the Pricing Supplement, is entered into by and between GSS Holdings II, Inc., a Delaware corporation, as trust beneficial owner (the "Trust Beneficial Owner"), and U.S. Bank National Association, a national banking association, as Trustee (the "Trustee").

                                   WITNESSETH:

      WHEREAS, the Trust Beneficial Owner and the Trustee desire to authorize the issuance of a Trust Beneficial Interest and a series of Notes in connection with the entry into this Trust Agreement;

      WHEREAS, all things necessary to make this Trust Agreement a valid and legally binding agreement of the Trustee and the Trust Beneficial Owner, enforceable in accordance with its terms, have been done;

      WHEREAS, the parties intend to provide for, among other things, (i) the issuance and sale of the Notes (pursuant to the Indenture, the Distribution Agreement and the related Terms Agreement) and the Trust Beneficial Interest,
(ii) the use of the proceeds of the sale of the Notes and Trust Beneficial Interest to acquire the Funding Agreement, and (iii) all other actions deemed necessary or desirable in connection with the transactions contemplated by this Trust Agreement; and

      WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Trust Terms, dated as of -, and attached to the Omnibus Instrument as Exhibit A (the "Standard Trust Terms").

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

                                   ARTICLE 1

      Section 1.01 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Trust Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. All capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meanings set forth in the Standard Trust Terms (the Standard Trust Terms and this Trust Agreement, collectively, the "Trust Agreement"). To the extent that the terms set forth in
Article 2 of this Trust Agreement are inconsistent with the terms of the Standard Trust Terms, the terms set forth in Article 2 herein shall apply.

                                   ARTICLE 2

      Section 2.01 Name. The Trust created and governed by this Trust Agreement shall be the trust specified in the Omnibus Instrument. The name of the Trust shall be the name specified in the first paragraph of the Omnibus Instrument, as such name may be modified from time to time by the Trustee following written notice to the Trust Beneficial Owner.

      Section 2.02 Jurisdiction. The Trust is hereby organized in, and formed under and pursuant to, the laws of the State of Illinois.

      Section 2.03 Initial Capital Contribution and Ownership. The Trust Beneficial Owner has paid or has caused to be paid to, or to an account at the direction of, the Trustee, on the date hereof, the sum of $15 (or, in the case of Notes issued with original issue discount, such amount multiplied by the issue price of the Notes). The Trustee hereby acknowledges receipt in trust from the Trust Beneficial Owner, as of the date hereof, of the foregoing contribution, which shall be used along with the proceeds from the sale of the series of Notes to purchase the Funding Agreement. Upon the creation of the Trust and the registration of the Trust Beneficial Interest in the Securities Register (as defined in the Trust Agreement) by the Registrar in the name of the Trust Beneficial Owner, the Trust Beneficial Owner shall be the sole beneficial owner of the Trust.

      Section 2.04 Acknowledgment. The Trustee, on behalf of the Trust, expressly acknowledges its duties and obligations set forth in the Standard Trust Terms incorporated herein.

      Section 2.05 Additional Terms.

      -

      Section 2.06 Omnibus Instrument; Execution and Incorporation of Terms.

      The parties hereto will enter into this Trust Agreement by executing the Omnibus Instrument.

      By executing the Omnibus Instrument, the Trustee and the Trust Beneficial Owner hereby agree that this Trust Agreement will constitute a legal, valid and binding agreement between the Trustee and the Trust Beneficial Owner.

      All terms relating to the Trust or the series of Notes not otherwise included herein will be as specified in the Omnibus Instrument or Pricing Supplement, as indicated herein.

      Section 2.07 Governing Law. This Trust Agreement will be governed by, and construed in accordance with, the laws of the State of Illinois.

      Section 2.08 Counterparts. This Trust Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                                    SECTION B

                                    INDENTURE

      This INDENTURE (this "Indenture") is entered into as of the Original Issue Date by and between the ING USA Global Funding Trust specified in the Omnibus Instrument (the "Trust") and Citibank, N.A., as indenture trustee (the "Indenture Trustee").

      Citibank, N.A., in its capacity as Indenture Trustee, hereby accepts its role as Registrar, Paying Agent, Transfer Agent and Calculation Agent hereunder.

      References herein to "Indenture Trustee," "Registrar," "Transfer Agent," "Paying Agent" or "Calculation Agent" shall include the permitted successors and assigns of any such entity from time to time.

                                   WITNESSETH:

      WHEREAS, the Trust has duly authorized the execution and delivery of this Indenture to provide for the issuance of Notes;

      WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Trust and the other parties to this Indenture, enforceable in accordance with its terms, have been done, and the Trust proposes to do all things necessary to make the Notes, when executed by the Trust and authenticated and delivered pursuant hereto, valid and legally binding obligations of the Trust as hereinafter provided; and

      WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Indenture Terms, dated as of -, and attached to the Omnibus Instrument as Exhibit B (the "Standard Indenture Terms").

      NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed by each of the parties hereto as follows:

                                   ARTICLE 1

      Section 1.01 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Indenture Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference (with the same force and effect as though fully set forth herein). All capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meanings set forth in the Standard Indenture Terms (the Standard Indenture Terms and this Indenture, collectively, the "Indenture"). To the extent that the terms set forth in Article 2 of this Indenture are inconsistent with the terms of the Standard Indenture Terms, the terms set forth in Article 2 herein shall apply.

                                   ARTICLE 2

      Section 2.01 Agreement to be Bound. Each of the Trust, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent and the Calculation Agent hereby agrees to be bound by all of the terms, provisions and agreements set forth in the Indenture, with respect to all matters contemplated in the Indenture, including, without limitation, those relating to the issuance of the below-referenced Notes.

      Section 2.02 Designation of the Trust, the Notes and the Funding Agreement. The Trust created by the Trust Agreement specified in the Omnibus Instrument and referred to herein is the ING USA Global Funding Trust. The Notes issued by the Trust and governed by the Indenture shall be the Notes specified in the Pricing Supplement. The Funding Agreement designated hereby is the Funding Agreement designated in the Pricing Supplement dated as of the Original Issue Date between the Trust and ING USA.

      Section 2.03 Additional Terms.

      -

      Section 2.04 Omnibus Instrument; Execution and Incorporation of Terms.

      The parties hereto will enter into this Indenture by executing the Omnibus Instrument.

      By executing the Omnibus Instrument, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent, the Calculation Agent and the Trust hereby agree that the Indenture will constitute a legal, valid and binding agreement between the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent, the Calculation Agent and the Trust.

      All terms relating to the Trust or the Notes not otherwise included herein will be as specified in the Omnibus Instrument or Pricing Supplement, as indicated herein.

      Section 2.05 Counterparts. This Indenture, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

      Section 2.06 Acknowledgment of Multiple Roles. The parties expressly acknowledge and consent to U.S. Bank National Association acting in the capacity of Trustee of the Trust and in the capacity of Custodian with respect to the Funding Agreement being pledged and assigned by the Trust to the Indenture Trustee. U.S. Bank National Association may, in such dual capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by U.S. Bank National Association of any of its respective duties in its capacities as Custodian and/or Trustee. The parties hereto waive all defenses, claims or assertions against U.S. Bank National Association which are based on the foregoing.

                  [Remainder of Page Left Intentionally Blank]

                                    SECTION C

                                 TERMS AGREEMENT

      This TERMS AGREEMENT (this "Terms Agreement") is entered into as of the Original Issue Date by and among ING USA Annuity and Life Insurance Company ("ING USA"), the ING USA Global Funding Trust specified in the Omnibus Instrument (the "Trust") and the [Purchasing Agent/Agent(s)] specified in the Pricing Supplement [(the "Purchasing Agent")/(the "Agent(s)")].

                                   WITNESSETH:

      WHEREAS, ING USA and the [Purchasing Agent/Agent(s)] have entered into that certain Distribution Agreement dated - (the "Distribution Agreement").

      NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the parties hereby agrees as follows:

                                   ARTICLE 1

      Section 1.01 Incorporation by Reference. The provisions of the Distribution Agreement and the related definitions (unless otherwise specified herein) are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

                                   ARTICLE 2

      Section 2.01 Addition of Trust as Party to Distribution Agreement.

      Pursuant to Section 1 of the Distribution Agreement, each of the undersigned parties hereby acknowledges and agrees that the Trust, upon execution hereof by the Trust and the other parties to the Distribution Agreement (other than any other trusts organized in connection with the Registration Statement that are party thereto as of the date hereof), shall become a Trust for purposes of the Distribution Agreement in accordance with the terms thereof, in respect of the Notes, with all the authority, rights, powers, duties and obligations of a Trust under the Distribution Agreement. The Trust confirms that any agreement, covenant, acknowledgment, representation or warranty under the Distribution Agreement applicable to the Trust is made by the Trust at the date hereof, unless another time or times are specified in the Distribution Agreement, in which case such agreement, covenant, acknowledgment, representation or warranty shall be deemed to be confirmed by the Trust at such specified time or times.

      [Section 2.02 Purchase of Notes as Principal.

      (a) Subject in all respects to the terms and conditions of the Distribution Agreement, the Trust hereby agrees to sell to each Purchasing Agent and each Purchasing Agent hereby agrees to purchase[, severally and not jointly,] the Notes having the terms specified in the Pricing Supplement relating to such Notes.

      (b) In connection with any purchase of Notes from the Trust by the Purchasing Agent(s) as principal, the parties agree that the items specified on
Schedule I of the Omnibus Instrument will be delivered as of the Settlement Date.]*

      [Section 2.02 Sale of Notes Through Agents. Subject in all respects to the terms and conditions of the Distribution Agreement, the Trust and each Agent hereby agree that the Trust will sell the Notes through each Agent as agent on behalf of the Trust.]**

      Section 2.03 Termination. [Upon the termination of this Terms Agreement pursuant to Section 13(b) of the Distribution Agreement]* [In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement]** the undersigned parties hereby agree to allocate the expenses reasonably incurred prior to or in connection with such [termination]* [failure]** as follows:

      -

      Section 2.04 Governing Law. This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

      Section 2.05 Notices. For purposes of Section 14 of the Distribution Agreement, the Trust's communications details are as set forth in Section D of the Omnibus Instrument.

      Section 2.06 Omnibus Instrument; Execution and Incorporation of Terms.

      The parties hereto will enter into this Terms Agreement by executing the Omnibus Instrument.

      By executing the Omnibus Instrument, each party hereto agrees that this Terms Agreement will constitute a legal, valid and binding agreement by and among such parties.

      All terms relating to the Trust or the Notes not otherwise included in this Terms Agreement will be as specified in the Omnibus Instrument or Pricing Supplement, as indicated herein.

      Section 2.07 Counterparts. This Terms Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  [Remainder of Page Left Intentionally Blank]

----------
*Include only if [Purchasing Agent/Agent(s)] purchasing Notes as principals.

**Include only if Agents serving as agents.

                                   SECTION D

                             COORDINATION AGREEMENT

      This COORDINATION AGREEMENT (this "Coordination Agreement"), dated as of the date of the Pricing Supplement, is entered into by and among ING USA Annuity and Life Insurance Company ("ING USA"), the ING USA Global Funding Trust specified in the Omnibus Instrument (the "Trust"), U.S. Bank National Association, in its capacity as custodian of the Funding Agreement ("Custodian") and Citibank, N.A., as indenture trustee (the "Indenture Trustee").

                                   WITNESSETH

      WHEREAS, the Trust will enter into the Funding Agreement with ING USA dated as of the Original Issue Date specified in the Pricing Supplement;

      WHEREAS, the Purchasing Agents (as defined in the Distribution Agreement) have agreed to sell the Notes in accordance with the Registration Statement;

      WHEREAS, the Trust intends to issue the Notes in accordance with the Indenture, to collaterally assign to, and grant a security interest in, the Funding Agreement to and in favor of the Indenture Trustee in accordance with the Indenture to secure payment of the Notes; and

      WHEREAS, the Custodian will hold the Funding Agreement on behalf of the Indenture Trustee pursuant to the terms of the Custodial Agreement.

      NOW, THEREFORE, to give effect to the agreements and arrangements established under the Terms Agreement included in the Omnibus Instrument, as applicable, the Trust Agreement, the Indenture and the Notes, and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

                                    ARTICLE 1

      Section 1.01 Delivery of the Funding Agreement. The Trust hereby authorizes the Custodian, on behalf of the Indenture Trustee, to receive the Funding Agreement from ING USA pursuant to the assignment of the Funding Agreement (the "Assignment"), to be entered into on the Original Issue Date, included in the closing instrument dated as of the Original Issue Date (the "Closing Instrument").

      Section 1.02 Issuance and Purchase of the Notes.

      (a) Delivery of the Funding Agreement to the Custodian, on behalf of the Indenture Trustee, pursuant to the Assignment or execution of the cross-receipt contained in the Closing Instrument shall be confirmation of payment by the Trust for the Funding Agreement.

      (b) The Trust hereby directs the Indenture Trustee, upon receipt by the Custodian, on behalf of the Indenture Trustee, of the Funding Agreement pursuant to the Assignment, (i) to authenticate the certificates representing the Notes (the "Notes Certificates") in accordance with the Indenture and (ii) to (A) deliver each relevant Notes Certificate to the clearing system or systems identified in each such Notes Certificate, or to the nominee of such clearing system, or the custodian thereof, for credit to such accounts as the Purchasing Agent(s) may direct, or
(B) deliver each relevant Notes Certificate to the purchasers thereof as identified by the Purchasing Agent(s).

                                   ARTICLE 2

      Section 2.01 Directions Regarding Periodic Payments. As registered owner of the Funding Agreement as collateral securing payments on the Notes, the Indenture Trustee will receive payments on the Funding Agreement on behalf of the Trust. The Trust hereby directs the Indenture Trustee to use such funds to make payments on behalf of the Trust pursuant to the Trust Agreement and the Indenture.

      Section 2.02 Maturity of the Funding Agreement. Upon the maturity of the Funding Agreement and the return of funds thereunder, the Trust hereby directs the Indenture Trustee to set aside from such funds an amount sufficient for the repayment of the outstanding principal on the Notes and Trust Beneficial Interest when due.

                                   ARTICLE 3

      Section 3.01 Certificates. ING USA hereby agrees to deliver an Officer's Certificate, a copy of which is attached hereto as Exhibit D, on a quarterly basis to any rating agency currently rating the Program. The Trust hereby agrees to deliver an Officer's Certificate, a copy of which is attached hereto as Exhibit E, on a quarterly basis to any rating agency currently rating the Program.

      Section 3.02 Filings. ING USA hereby covenants to file, or cause to be filed, in a timely manner on behalf of the Trust all reports, certifications or similar filings required under the Securities Exchange Act of 1934, as amended.

                                   ARTICLE 4

      Section 4.01 No Additional Liability. Nothing in this Coordination Agreement shall impose any liability or obligation on the part of any party to this Coordination Agreement to make any payment or disbursement in addition to any liability or obligation such party has under the Program Documents, except to the extent that a party has actually received funds which it is obligated to disburse pursuant to this Coordination Agreement.

      Section 4.02 No Conflict. This Coordination Agreement is intended to be in furtherance of the agreements reflected in the documents related to the Program Documents, and not in conflict. To the extent that a provision of this Coordination Agreement conflicts with the provisions of one or more Program Documents, the provisions of such Program Documents shall govern.

      Section 4.03 Governing Law. This Coordination Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

      Section 4.04 Severability. If any provision in this Coordination Agreement shall be invalid, illegal or unenforceable, such provision shall be deemed severable from the remaining provisions of this Coordination Agreement and shall in no way affect the validity or enforceability of such other provisions of this Coordination Agreement.

      Section 4.05 Notices. All demands, notices and communications under this Coordination Agreement shall be in writing and shall be deemed to have been duly given upon receipt at the addresses set forth below:

      To the Trust:

           ING USA Global Funding Trust (followed by the number set forth in the
             Omnibus Instrument)
           c/o U.S. Bank  National Association
           Corporate Trust Services
           209 S. LaSalle Street, Suite 300
           Chicago, Illinois  60604
           Attention: Patricia Child, VP
           Telephone: (312) 325-8902
           Facsimile: (212) 325-8905

      To the Indenture Trustee:

           Citibank, N.A.
           Agency & Trust
           388 Greenwich Street, 14th Floor
           New York, New York 10013
           Facsimile: (212) 816-5527
           Attention: Nancy Forte

      To ING USA:

           ING USA Annuity and Life Insurance Company
           c/o ING Institutional Markets
           1290 Broadway
           Denver, Colorado 80203-5699
           Attention: Karen Czizik, Vice President
           Telephone: (303) 860-2322
           Facsimile: (303) 813-2322 and (303) 860-2690

           With a copy to:

           ING Institutional Markets
           1290 Broadway

           Denver, Colorado 80203-5699
           Attention: Barbara Mac Lean
           Telephone: (303) 894-5047

           Facsimile: (303) 813-5047 and (303) 860-2690

      To the Custodian:

           U.S. Bank National Association
           918 17th Street
           Denver, Colorado 80202
           Attention: Corporate Trust Services
           Telephone: (303) 585-4591
           Facsimile: (303) 585-6865

or at such other address as shall be designated by any such party in a written notice to the other parties.

                                   ARTICLE 5

      Section 5.01 Omnibus Instrument; Execution and Incorporation of Terms.

      The parties to this Coordination Agreement will enter into this Coordination Agreement by executing the Omnibus Instrument.

      By executing the Omnibus Instrument, each party hereto agrees that this Coordination Agreement will constitute a legal, valid and binding agreement by and among the Trust, ING USA, the Custodian and the Indenture Trustee.

      All terms relating to the Trust or the Notes not otherwise included in this Coordination Agreement will be as specified in the Omnibus Instrument or Pricing Supplement, as indicated herein.

      Section 5.02 Acknowledgment. ING USA hereby acknowledges Section 2.10 and
Section 3.02 of the Indenture and Section 6.1 of the Custodial Agreement. The Trust hereby acknowledges and agrees to be bound by the terms of the Custodial Agreement and the License Agreement.

      Section 5.03 Counterparts. This Coordination Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

      Section 5.04 Capitalized Terms. All capitalized terms used herein and not otherwise defined in this Coordination Agreement will have the meanings set forth in the Indenture.

      Section 5.05 Acknowledgment of Multiple Roles. The parties expressly acknowledge and consent to U.S. Bank National Association acting in the capacity of Trustee of the Trust and in the capacity of Custodian with respect to the Funding Agreement being pledged and assigned by the Trust to the Indenture Trustee. U.S. Bank National Association may, in such dual capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by U.S. Bank National Association of any of its respective duties in its capacities as Custodian and/or Trustee. The parties hereto waive all defenses, claims or assertions against U.S. Bank National Association which are based on the foregoing.

                  [Remainder of Page Left Intentionally Blank]

                                    SECTION E

                        MISCELLANEOUS AND EXECUTION PAGES

      This Omnibus Instrument may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Each signatory, by its execution hereof, does hereby become a party to each of the agreements or indenture identified for such party as of the date specified in such agreements or indenture.

      IN WITNESS WHEREOF, the undersigned have executed this Omnibus Instrument with respect to the Notes as of the date first written above.

                                      ING USA ANNUITY AND LIFE INSURANCE
                                      COMPANY (in executing below agrees and
                                      becomes a party to (i) the Terms Agreement set forth in Section C herein and (ii) the Coordination Agreement set forth in Section D herein)

                                      By: ________________________________
                                          Name:
                                          Title:

                             [Execution Page 1 of 3]

                                      THE ING USA GLOBAL FUNDING TRUST
                                      DESIGNATED IN THIS OMNIBUS INSTRUMENT (in executing below agrees and becomes a party to (i) the Indenture set forth in Section B herein, (ii) the Terms Agreement set forth in Section C herein and (iii) the Coordination Agreement set forth in Section D herein)

                                      By: U.S. Bank National Association, not in
                                      its individual capacity but solely in its
                                      capacity as Trustee of the Trust

                                      By: ________________________________
                                          Name:
                                          Title:

                                      U.S. BANK NATIONAL ASSOCIATION (in
                                      executing below agrees and becomes a party to the Trust Agreement set forth in Section A herein), as Trustee

                                      By: ____________________________
                                          Name:
                                          Title:

                                      U.S. BANK NATIONAL ASSOCIATION (in
                                      executing below acknowledges and agrees to
                                      Section 6.07 of the Trust Agreement as set forth in Section A herein), in its individual capacity

                                      By: ____________________________
                                          Name:
                                          Title:

                                      GSS HOLDINGS II, INC. (in executing below agrees and becomes a party to the Trust Agreement set forth in Section A herein), as Trust Beneficial Owner

                                      By: ____________________________
                                          Name:
                                          Title:

                                      CITIBANK, N.A. (in executing below agrees and becomes a party to (i) the Indenture set forth in Section B herein, as Indenture Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent and (ii) the Coordination Agreement set forth in Section D herein), as Indenture Trustee, Registrar, Transfer Agent, Paying

                                      Agent and Calculation Agent

                                      By: ____________________________
                                          Name:
                                          Title:

                             [Execution Page 2 of 3]

                                        U.S. BANK NATIONAL ASSOCIATION (in
                                        executing below agrees and becomes a
                                        party to the Coordination Agreement set
                                        forth in Section D herein), as Custodian

                                        By: ________________________________
                                            Name:
                                            Title:

                                        [MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED](1) (in executing below
                                        agrees and becomes a party to the Terms
                                        Agreement set forth in Section C herein)

                                        By: ________________________________
                                            Name:
                                            Title:

                             [Execution Page 3 of 3]

------------------------
(1) Insert of Purchasing Agent(s) if other than Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                    EXHIBIT A
                              Standard Trust Terms

As filed as Exhibit 4.6 to ING USA Annuity and Life Insurance Company's Registration Statement on Form S-3 (No. 333-________), filed with the Securities and Exchange Commission on [-].

                                    EXHIBIT B
                            Standard Indenture Terms

As filed as Exhibit 4.1 to ING USA Annuity and Life Insurance Company's Registration Statement on Form S-3 (No. 333-________), filed with the Securities and Exchange Commission on [-].

                                    EXHIBIT C
                               Pricing Supplement

As filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, dated as of the date hereof, with respect to the Notes to be issued by the Trust.

                                    EXHIBIT D
                   ING USA Annuity and Life Insurance Company

                              Officer's Certificate

      The undersigned, an officer of ING USA Annuity and Life Insurance Company, an Iowa stock life insurance company ("ING USA"), does hereby certify to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., in such capacity and on behalf of ING USA, to the knowledge of the undersigned and after reasonable inquiry, that:

      1. each of the representations and warranties of ING USA contained in each Expense and Indemnity Agreement entered into in connection with the Registration Statement (defined below), and each Funding Agreement issued in connection with the Program (the "Specified Agreements") (other than any representation or warranty expressly made as of a date prior to the date hereof) are true and correct on and as of the date hereof, with the same effect as though such representation or warranty had been made on and as of the date hereof;

      2. no default under any of the Specified Agreements and no event or any condition which, with notice or lapse of time or both, would become a default, has occurred and is continuing as of the date hereof;

      3. ING USA has performed and complied with, respectively, in all material respects, all of the agreements, covenants, obligations and conditions applicable to ING USA required by the Specified Agreements to be performed or complied with by ING USA on or before the date hereof;

      4. the Registration Statement filed on Form S-3 (File No. -) (the "Registration Statement") by ING USA has been declared effective by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been commenced by or are pending before or contemplated by the Commission;

      5. all filings, if any, required by Rule 424 and Rule 430A under the Act have been made in a timely manner;

      6. since ______, the Trusts organized in connection with the program contemplated by the Registration Statement have issued the following series of Notes:

         [List each series of Notes] [(collectively, the "Designated Notes")];
         and

      7. the Funding Agreements issued in connection with the Designated Notes have been executed and delivered by ING USA in accordance with the terms and conditions of the Program Documents.

      Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Standard Indenture Terms attached as Exhibit 4.1 to the Registration Statement.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the - day of -, 200-.

                                        [NAME], [in his/her] capacity as an
                                        authorized officer of ING USA

                                        By: ________________________________
                                            Name:
                                            Title:

                                    EXHIBIT E
                          ING USA Global Funding Trusts

                          Trustee Officer's Certificate

      U.S. Bank National Association, not in its individual capacity but solely in its capacity as trustee acting on behalf of each common law trust organized under the laws of the State of Illinois (in such capacity, the "Trustee," and each such common law trust being referred to herein as a "Trust") in connection with the program contemplated by Registration Statement No. - filed on Form S-3 (the "Registration Statement") by ING USA Annuity and Life Insurance Company with the Securities and Exchange Commission, does hereby certify to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., in such capacity and on behalf of each Trust, to the knowledge of the Trustee without any independent investigation, that:

      1. each of the representations and warranties of each Trust contained in the Notes issued in connection with the Program, each Indenture entered into in connection with the Registration Statement and the Expense and Indemnity Agreement concerning the Trusts (the "Specified Agreements") (other than any representation or warranty expressly made as of a date prior to the date hereof) are true and correct on and as of the date hereof, with the same effect as though such representation or warranty had been made on and as of the date hereof;

      2. no default under any of the Specified Agreements and no event or any condition which, with notice or lapse of time or both, would become a default, has occurred and is continuing as of the date hereof;

      3. each Trust has performed and complied with, respectively, in all material respects, all of the agreements, covenants, obligations and conditions applicable to such Trust required by the Specified Agreements to be performed or complied with by such Trust on or before the date hereof;

      4. the Notes issued in connection with the Program have been issued, in all material respects, in accordance with the terms and conditions of the Program Documents; and

      5. each Funding Agreement has been executed and delivered by the related Trust in accordance with the terms and conditions of the Program Documents.

      Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Standard Indenture Terms attached as Exhibit 4.1 to the Registration Statement. In no event shall U.S. Bank National Association in its personal corporate capacity (or any officer of the Trustee in his or her personal capacity) have any liability for any of the certifications or statements contained in this Trustee Officer's Certificate, such liability being solely that of each Trust.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the - day of -, 200-.

                                        U.S. Bank National Association, not in
                                        its individual capacity but solely in
                                        its capacity as Trustee acting on behalf of each Trust

                                        By: ________________________________
                                            Name:
                                            Title:

                                   SCHEDULE I

                         Terms Agreement Specifications

In connection with Section 3(a)(iv) of the Distribution Agreement, the Program under which the Notes are issued is rated Aa3 by Moody's Investors Service, Inc. ("Moody's"), AA by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and aa- by A.M. Best Company ("A.M. Best"). ING USA expects that the Notes will be rated Aa3 by Moody's and aa- by A.M. Best. The Company's financial strength rating is Aa3 by Moody's and AA by S&P.

[In accordance with Section 2.02(b) of the Terms Agreement and in connection with the purchase of Notes from the Trust by the Purchasing Agent(s) as principal, the following items will be delivered on the Settlement Date:

      Specify opinions and comfort letter, as applicable.]

      All capitalized terms used herein and not otherwise defined herein will have the meanings set forth in the Distribution Agreement.

                                      I-1